            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER FOR THE PAYEE (YOU)
                               TO GIVE THE PAYER.

    Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.


                                  GIVE THE
                                  SOCIAL SECURITY
       FOR THIS TYPE OF ACCOUNT:  NUMBER OF--
      (1)  Individual             The individual

      (2)  Two or more            The actual owner of
           individuals            the account or, if
           (joint account)        combined funds, any
                                  one of the
                                  individuals(1)

      (3)  Custodian account of   The minor(2)
           a minor (Uniform Gift
           to Minors Act)

      (4)  a. The usual           The
           revocable savings      grantor-trustee(1)
              trust account
              (grantor is also
              trustee)

           b. So-called trust     The actual owner(1)
              account that is
              not a legal or
              valid trust under
              State law

      (5)  Sole proprietorship    The owner(3)
           account



                                  GIVE THE EMPLOYER
                                  INDENTIFICATION
       FOR THIS TYPE OF ACCOUNT:  NUMBER OF--
      (6)  A valid trust,         The legal entity (4)
           estate, or pension
           trust

      (7)  Corporate account      The corporation

      (8)  Association, club,     The organization
           religious,
           charitable,
           educational, or other
           tax-exempt
           organization

      (9)  Partnership            The partnership

     (10)  A broker or            The broker or nominee
           registered nominee

     (11)  Account with the       The public entity
           Department of
           Agriculture in the
           name of a public
           entity (such as a
           State or local
           government, school
           district, or prison)
           that receives
           agricultural program
           payments

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title).

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME LISTED, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

OBTAINING A NUMBER

If you don't have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Card, at the local Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1-800-TAX-FORM, and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

PAYEES SPECIFICALLY EXEMPTED FROM WITHHOLDING INCLUDE:

1. An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

2. The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

3.  An international organization or any agency or instrumentality thereof.

4. A foreign government and any political subdivision, agency or instrumentality thereof.

PAYEES THAT MAY BE EXEMPT FROM BACKUP WITHHOLDING INCLUDE:

5.  A corporation

6.  A financial institution.

7. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

8.  A real estate investment trust.

9.  A common trust fund operated by a bank under Section 584(a).

10. An entity registered at all times during the tax year under the Investment Company Act of 1940.

11. A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

12. A futures commission merchant registered with the Commodity Futures Trading Commission.

13. A foreign central bank of issue.

14. A trust exempt from tax under Section 664 or described in Section 4947.

INTEREST AND DIVIDEND PAYMENTS.--All listed payees are exempt except the payee in item 12.

BROKER TRANSACTIONS.--All payees listed are exempt except for the payees listed in items 11 and 14. A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker is also exempt.

PAYMENTS REPORTABLE UNDER SECTIONS 6041 AND 6041A.-- These payments are generally exempt from backup withholding only if made to payees listed in items 1 through 5 and 13. However, the following payments are made to a corporation and reportable on Form 1099-MISC are not exempt from withholding:

- Medical and health care payments.

- Attorneys' fees.

- Payments for services paid by a Federal executive agency.

GROSS PROCEEDS; ATTORNEYS.--Reportable gross proceeds paid to attorneys (under section 6045(f), even if the attorney is a corporation, are not exempt from backup withholding.

BARTER EXCHANGE TRANSACTIONS AND PATRONAGE DIVIDENDS.-- Only payees listed in items 1 though 4 are exempt from backup withholdings on these payments.

PAYMENTS OF DIVIDENDS AND PATRONAGE DIVIDENDS GENERALLY EXEMPT FROM BACKUP WITHHOLDING INCLUDE:

1.  Payments to nonresident aliens subject to withholding under Section 1441.

2. Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

3.  Payments of patronage dividends not paid in money.

4.  Payments made by certain foreign organizations.

5.  Section 404(k) payments made by ESOP.

PAYMENTS OF INTEREST GENERALLY EXEMPT FROM BACKUP WITHHOLDING INCLUDE:

1. Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a taxpayer identification number ("TIN") or has provided an incorrect TIN.

2. Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

3.  Payments described in Section 6049(b)(5) to non-resident aliens.

4.  Payments on tax-free covenant bonds under Section 1451.

5.  Payments made by certain foreign organizations.

CERTAIN PAYMENTS, OTHER THAN PAYMENTS OF INTEREST, DIVIDENDS, AND PATRONAGE DIVIDENDS, THAT ARE EXEMPT FROM INFORMATION REPORTING ARE ALSO EXEMPT FROM BACKUP WITHHOLDING. FOR DETAILS, SEE SECTIONS 6041, 6041A, 6042, 6044, 6045, 6049, 6050A AND 6050N AND THE REGULATIONS THEREUNDER.

EXEMPT PAYEES SHOULD COMPLETE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

PRIVACY ACT NOTICE.--Section 6109 requires you to provide your correct taxpayer identification number to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

   FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL
    REVENUE SERVICE.

                                       3